UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) January 30, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

SECTION 1 – Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
Executive Employment Agreement
On January 30, 2006, Paul Tufano, Executive Vice President and Chief Financial Officer, entered into an Employment Agreement with Solectron Corporation. The Employment Agreement provides for: (i) an annual base salary of $625,001, subject to review and adjustments; (ii) participation in an executive bonus plan, on terms and conditions determined by the Executive Compensation and Management Resources Committee of the Board of Directors; (iii) options to purchase Solectron common stock at the Committee’s discretion; (iv) severance benefits if the Company terminates the executive without cause or executive resigns for good reason prior to a change of control or after 12 months following a change of control, including (1) continuing payments of then applicable salary and target bonus for the year of termination for a period of 12 months plus one additional month for every full year of employment (not to exceed 24 months), (2) 100% acceleration of all then outstanding and unvested shares of restricted stock and (3) medical and other benefits coverage for the same 12-24 month period; and (v) severance benefits if, within 12 months following a change of control, the executive is terminated without cause or resigns for good reason, including (1) continuing payments for 24 months of average base salary and average annual target bonus over the lesser of the 2 year period prior to such termination or executive’s actual term of employment, (2) 100% acceleration of all then outstanding options and shares of restricted stock, and (3) medical and other benefits coverage for 36 months.
A copy of the Employment Agreement is filed herewith as Exhibit 10.1. The preceding disclosure is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.
In addition, Mr. Tufano is eligible to receive a stock option grant for 500,000 shares of Solectron common stock (monthly vesting over four years), and a grant for 486,000 shares of restricted stock (vests 25% at the end of each of year one and year two, and 50% at the end of year three). In fiscal 2007, Mr. Tufano is also eligible to receive a stock option grant for 150,000 shares of common stock and a grant of restricted stock equal in value to $1.3 million (with a three year vesting schedule similar to his initial grant).
SECTION 5 – Corporate Governance and Management
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 31, 2006, Solectron issued a press release announcing the appointment of Paul Tufano as Executive Vice President and Chief Financial Officer, effective as of January 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
The material terms of Mr. Tufano’s employment with Solectron are summarized in Item 1.01 above, which summary is incorporated into this Item 5.02 by reference. Any disclosure in this Current Report regarding the Employment Agreement is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.
Prior to joining Solectron, Mr, Tufano, 52, served as President and Chief Executive Officer of Maxtor Corporation, from 2003 through 2004. From 1996 to 2003, he served as Maxtor’s Chief Financial Officer, with a dual role as both Chief Financial Officer and Chief Operating Officer from 2001 to 2003. Prior to Maxtor, Mr. Tufano spent 17 years at IBM Corporation, serving in several senior financial as well as general management roles.

ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description

10.1	Employment Agreement dated January 30, 2006 between Solectron Corporation and Paul Tufano.

99.1	Press release dated January 31, 2006 announcing appointment of Paul Tufano as Executive Vice President and Chief Financial Officer.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Employment Agreement dated January 30, 2006 between Solectron Corporation and Paul Tufano.

99.1	Press release dated January 31, 2006 announcing appointment of Paul Tufano as Executive Vice President and Chief Financial Officer.